Perrigo Company plc Reports Record Revenue, Adjusted Earnings and Margins

DUBLIN, Feb. 6, 2014 /PRNewswire/ --

  Fiscal second quarter net sales increased 11% year-over-year to a record $979 million.
  Fiscal second quarter adjusted net income increased 45% to a record $185 million, or $1.87 per diluted share.
  Fiscal second quarter GAAP net loss of $86 million or ($0.87) per diluted share, due primarily to $269 million of acquisition-related charges, including loss on extinguishment of debt.
  Record adjusted gross and operating margins of 40.7% and 24.3%, respectively; GAAP gross and operating margins of 36.8% and 8.8%, respectively.
  Management raises full-year fiscal 2014 adjusted earnings to be in a range of $6.45 to $6.70 per diluted share from previously announced $6.35 to $6.60 per diluted share.

Perrigo Company plc (NYSE: PRGO; TASE: PRGO) today announced results for its second quarter ended December 28, 2013.

(Logo: http://photos.prnewswire.com/prnh/20120301/DE62255LOGO )

Perrigo's Chairman, President and CEO Joseph C. Papa commented, "This was an exceptional quarter for Perrigo as the team delivered record results and closed the largest acquisition in our history ahead of schedule. The Elan acquisition provides Perrigo with a platform to execute our strategic growth plan into the future. This quarter, the team delivered all-time record revenue, as well as record adjusted earnings and margins. The growth was driven by strong new product sales of $53 million offset by a relatively later start to the cough, cold and flu season versus last year. The Nutrition segment continued its strong performance as our new plastic container in the infant formula category continues to gain market share. The Rx segment had another great quarter with all-time record second quarter adjusted gross and operating margins. This is also the first quarter we reported our revenue stream from the Multiple Sclerosis drug Tysabri®. We continue to deliver on our top priority of providing "Quality Affordable Healthcare Products™" for consumers and customers around the world."

Refer to Tables I and II at the end of this press release for adjustments in the current year and prior year periods and additional non-GAAP information. The Company's reported results are summarized in the attached Condensed Consolidated Statements of Operations, Balance Sheets and Cash Flows.

Perrigo Company plc (in millions, except per share amounts) (see the attached Table I for reconciliation to GAAP numbers) (YoY % Change may not calculate due to rounding)

	Fiscal 2014	Fiscal 2013
	Second Quarter Ended	Second Quarter Ended	YoY
	12/28/2013	12/29/2012	% Change

Net Sales	$979.0	$883.0	+11%
Reported Net Income (Loss)	($86.0)	$106.0	NM
Adjusted Net Income	$185.3	$128.1	+45%
Reported Diluted EPS Income (Loss)	($0.87)	$1.12	NM
Adjusted Diluted EPS	$1.87	$1.36	+38%
Reported Diluted Shares	98.7	94.5	+4%
Adjusted Diluted Shares	99.2	94.5	+5%

Second Quarter Results

Net sales in the quarter were $979 million, an increase of 11% over the second quarter of fiscal 2013, driven primarily by $53 million in new product sales and $39 million attributable to the acquisitions of Rosemont Pharmaceuticals Ltd. ("Rosemont"), Fera Pharmaceuticals, LLC ("Fera"), Elan Corporation plc ("Elan") and Velcera, Inc. ("Velcera"), along with continued growth in our overall base business. Excluding charges as outlined in Table I at the end of this release, second quarter fiscal 2014 adjusted net income increased 45% to $185 million, or $1.87 per diluted share. Reported net loss was $86 million, or ($0.87) per diluted share. The disparity between the reported net loss and adjusted net income was due primarily to $269 million of acquisition-related charges, which includes $94 million in administrative expenses and a loss on extinguishment of debt of $166 million.

Consumer Healthcare

Consumer Healthcare Segment (in millions) (see the attached Table II for reconciliation to GAAP numbers) (YoY % Change may not calculate due to rounding)

	Fiscal 2014	Fiscal 2013
	Second Quarter Ended	Second Quarter Ended	YoY
	12/28/2013	12/29/2012	% Change

Net Sales	$536.3	$539.3	-1%
Reported Gross Profit	$171.7	$162.3	+6%
Adjusted Gross Profit	$175.1	$173.2	+1%
Reported Operating Income	$89.5	$86.1	+4%
Adjusted Operating Income	$93.5	$98.6	-5%

Reported Gross Margin	32.0%	30.1%	+190 bps
Adjusted Gross Margin	32.7%	32.1%	+50 bps
Reported Operating Margin	16.7%	16.0%	+70 bps
Adjusted Operating Margin	17.4%	18.3%	-90 bps

Consumer Healthcare segment net sales were $536 million, reflecting an increase in sales volumes of existing products of $19 million (primarily in the smoking cessation and gastrointestinal categories), along with new product sales of $17 million (primarily in the cough/cold and smoking cessation categories) and $5 million of incremental sales attributable to the Velcera acquisition. These increases were offset by a decline of $46 million in sales of existing products (primarily in the contract manufacturing and analgesics categories).

Adjusted gross margin expanded 50 basis points due to new products and incremental gross margin attributable to the Velcera acquisition. The adjusted operating margin was impacted by accelerated investments in R&D.

Nutritionals

Nutritionals Segment (in millions) (see the attached Table II for reconciliation to GAAP numbers) (YoY % Change may not calculate due to rounding)

	Fiscal 2014	Fiscal 2013
	Second Quarter Ended	Second Quarter Ended	YoY
	12/28/2013	12/29/2012	% Change

Net Sales	$139.7	$121.9	+15%
Reported Gross Profit	$38.7	$30.1	+29%
Adjusted Gross Profit	$41.8	$33.2	+26%
Reported Operating Income	$13.3	$7.2	+86%
Adjusted Operating Income	$20.7	$14.5	+43%

Reported Gross Margin	27.7%	24.7%	+300 bps
Adjusted Gross Margin	29.9%	27.2%	+270 bps
Reported Operating Margin	9.6%	5.9%	+370 bps
Adjusted Operating Margin	14.8%	11.9%	+290 bps

The Nutritionals segment reported second quarter net sales of $140 million, compared with $122 million a year ago, an increase of 15% led by continued strength in sales of the SmarTub® infant formula. All product categories within the segment grew year-over-year, with existing product sales increasing $15 million and new product sales of $4 million.

Second quarter adjusted gross and operating margin expansions were due primarily to improved operating efficiencies and expense leverage on increased sales.

Rx Pharmaceuticals

Rx Pharmaceuticals Segment (in millions) (see the attached Table II for reconciliation to GAAP numbers) (YoY % Change may not calculate due to rounding)

	Fiscal 2014	Fiscal 2013
	Second Quarter Ended	Second Quarter Ended	YoY
	12/28/2013	12/29/2012	% Change

Net Sales	$246.6	$162.5	+52%
Reported Gross Profit	$128.8	$86.0	+50%
Adjusted Gross Profit	$150.2	$94.5	+59%
Reported Operating Income	$100.4	$64.1	+57%
Adjusted Operating Income	$123.1	$74.0	+66%

Reported Gross Margin	52.2%	52.9%	-70 bps
Adjusted Gross Margin	60.9%	58.1%	+280 bps
Reported Operating Margin	40.7%	39.4%	+130 bps
Adjusted Operating Margin	49.9%	45.6%	+440 bps

The Rx Pharmaceuticals segment second quarter net sales increased 52% to $247 million due primarily to incremental net sales of $26 million from the Rosemont and Fera acquisitions, new product sales of $24 million and product mix.

Adjusted gross margin increased due primarily to product mix and acquisitions. Adjusted operating margin expanded year-over-year on the gross margin expansion, offset by higher distribution, selling, general and administrative costs and investments in R&D due to the inclusion of Rosemont.

API

API Segment (in millions) (see the attached Table II for reconciliation to GAAP numbers) (YoY % Change may not calculate due to rounding)

	Fiscal 2014	Fiscal 2013
	Second Quarter Ended	Second Quarter Ended	YoY
	12/28/2013	12/29/2012	% Change

Net Sales	$30.0	$40.9	-27%
Reported Gross Profit	$16.5	$22.9	-28%
Adjusted Gross Profit	$17.1	$23.4	-27%
Reported Operating Income	$8.2	$13.8	-41%
Adjusted Operating Income	$8.7	$14.3	-39%

Reported Gross Margin	55.2%	56.0%	-90 bps
Adjusted Gross Margin	56.9%	57.2%	-30 bps
Reported Operating Margin	27.4%	33.8%	-650 bps
Adjusted Operating Margin	29.1%	35.0%	-590 bps

The API segment's net sales declined to $30 million due primarily to a decrease in sales of existing products of $17 million as a result of increased competition, partially offset by $7 million in new product sales.

Gross and operating margins were impacted by the decrease in sales of existing products referred to above, partially offset by lower selling, general and administrative expenses.

Specialty Sciences

Specialty Sciences Segment (in millions) (see the attached Table II for reconciliation to GAAP numbers) (YoY % Change may not calculate due to rounding)

Fiscal 2014
Second Quarter Ended
12/28/2013

Net Sales	$7.4
Reported Gross Profit (Loss)	($1.3)
Adjusted Gross Profit	$7.4
Reported Operating Income (Loss)	($19.0)
Adjusted Operating Income	$4.3

Reported Gross Margin	N/M
Adjusted Gross Margin	100.0%
Reported Operating Margin	N/M
Adjusted Operating Margin	57.6%

Between December 18, 2013, the date the Company acquired Elan and December 28, 2013, the Company recognized $7 million of revenues related to global sales of Multiple Sclerosis drug Tysabri®, which is manufactured and distributed by Biogen Idec, Inc.

Reported gross profit and operating loss were impacted by $9 million of amortization expense and $14 million of restructuring charges, respectively. Operating expenses included ongoing R&D investments related to the D005 Phase II clinical program in Alzheimer's Diseases plus other Irish-based operating costs.

Other

The Other category reported second quarter net sales of $19 million, compared with approximately $18 million a year ago, due primarily to favorable changes in foreign currency exchange rates and new product launches.

Adjusted operating income was $1 million, flat from last year.

Sale of shares in Prothena Corporation plc ("Prothena")

On February 3, 2014, the Company received net proceeds of $79 million from the sale of an underwritten public offering of 3,182,253 ordinary shares of Prothena at a price to the public of $26.00 per ordinary share.

Closing

Chairman, President and CEO Joseph C. Papa concluded, "This quarter was another record driven by our Rx and Nutritional business segments and strong new product sales. While the sales within the Consumer Healthcare segment were impacted by a relatively later start to the cough, cold and flu season, which makes for a difficult comparison to last year's all-time record second quarter, store brand market share continues to gain ground. We are excited to welcome the Elan team to the Perrigo family and to add Tysabri® to our portfolio. These additions, coupled with our new corporate platform, provide a foundation for us to finish strong in the second half of the year."

The Company expects fiscal 2014 reported earnings to be between $2.45 and $2.70 per diluted share as compared to $4.68 in fiscal 2013. Excluding the charges outlined in Table III at the end of this release, the Company now expects fiscal 2014 adjusted earnings to be between $6.45 and $6.70 per diluted share as compared to $5.61 in fiscal 2013. This range implies a year-over-year growth rate in adjusted earnings of 15% to 19% over fiscal 2013's adjusted earnings per diluted share.

The conference call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID#41567436. A taped replay of the call will be available beginning at approximately 1:00 p.m. (ET) Thursday, February 6, until midnight Friday, February 21, 2014. To listen to the replay, dial 855-859-2056, International 404-537-3406, and use access code 41567436.

From its beginnings as a packager of generic home remedies in 1887, Perrigo Company plc, headquartered in Ireland, has grown to become a leading global healthcare supplier. Perrigo develops, manufactures and distributes over-the-counter (OTC) and generic prescription (Rx) pharmaceuticals, nutritional products and active pharmaceutical ingredients (API), and has a specialty sciences business comprised of assets focused on the treatment of Multiple Sclerosis and Alzheimer's Disease. The Company is the world's largest manufacturer of OTC healthcare products for the store brand market and an industry leader in pharmaceutical technologies. Perrigo's mission is to offer uncompromised "Quality Affordable Healthcare Products™," and it does so across a wide variety of product categories primarily in the United States, United Kingdom, Mexico, Israel and Australia, as well as more than 40 other key markets worldwide, including Canada, China and Latin America. Visit Perrigo on the Internet (http://www.perrigo.com).

Note: Certain statements in this report are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this report, including certain statements contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or the negative of those terms or other comparable terminology.

Please see Item 1A of the Form 10-K of Perrigo, which the Company is the successor registrant, for the year ended June 29, 2013 and Part II, Item 1A of the Company's Form 10-Q for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Net sales	$ 979.0	$ 883.0	$ 1,912.4	$ 1,652.7
Cost of sales	618.3	575.8	1,195.4	1,060.3
Gross profit	360.7	307.2	717.0	592.4

Operating expenses
Distribution	14.0	11.7	27.2	22.5
Research and development	37.5	28.3	69.8	55.7
Selling	47.3	43.1	97.6	80.5
Administration	154.4	60.2	233.2	113.3
Write-off of in-process research and development	6.0	—	6.0	—
Restructuring	14.9	—	17.0	—
Total operating expenses	274.1	143.3	450.8	272.0

Operating income	86.6	163.9	266.2	320.4

Interest, net	29.7	15.3	51.1	31.2
Other expense, net	4.1	0.1	5.1	—
Loss on sale of investment	—	3.0	—	3.0
Loss on extinguishment of debt	165.8	—	165.8	—
Income (loss) before income taxes	(113.0)	145.5	44.2	286.2
Income tax expense (benefit)	(27.0)	39.5	18.9	74.7
Net income (loss)	$ (86.0)	$ 106.0	$ 25.3	$ 211.5

Earnings (loss) per share
Basic earnings (loss) per share	$ (0.87)	$ 1.13	$ 0.26	$ 2.26
Diluted earnings (loss) per share	$ (0.87)	$ 1.12	$ 0.26	$ 2.24

Weighted average shares outstanding
Basic	98.7	93.9	96.4	93.8
Diluted	98.7	94.5	96.9	94.4

Dividends declared per share	$ 0.09	$ 0.09	$ 0.18	$ 0.17

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Net income (loss)	$ (86.0)	$ 106.0	$ 25.3	$ 211.5
Other comprehensive income (loss):
Change in fair value of derivative financial instruments, net of tax	(1.4)	5.2	(10.6)	6.7
Foreign currency translation adjustments	16.5	28.0	53.1	33.5
Change in fair value of investment securities, net of tax	(4.8)	1.0	(4.8)	1.0
Post-retirement and pension liability adjustments, net of tax	—	—	(0.1)	—
Other comprehensive income, net of tax	10.3	34.2	37.6	41.2
Comprehensive income (loss)	$ (75.7)	$ 140.2	$ 62.9	$ 252.7

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	December 28, 2013	June 29, 2013
Assets
Current assets
Cash and cash equivalents	$ 521.1	$ 779.9
Investment securities	85.5	—
Accounts receivable, net of allowance for doubtful accounts of $2.7 million and $2.1 million	769.8	651.9
Inventories	702.3	703.9
Current deferred income taxes	61.6	47.1
Income taxes refundable	79.2	6.1
Prepaid expenses and other current assets	66.5	48.0
Total current assets	2,286.0	2,236.9
Property and equipment	1,366.7	1,290.4
Less accumulated depreciation	(648.2)	(609.0)
	718.5	681.4
Goodwill and other indefinite-lived intangible assets	3,255.6	1,174.1
Equity method investments	69.0	4.4
Other intangible assets, net	7,223.3	1,157.6
Non-current deferred income taxes	21.3	20.3
Other non-current assets	139.1	76.1
	$ 13,712.8	$ 5,350.8

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$ 306.7	$ 382.0
Short-term debt	—	5.0
Payroll and related taxes	158.7	82.1
Accrued customer programs	210.0	131.7
Accrued liabilities	140.6	95.6
Accrued income taxes	4.6	11.6
Current deferred income taxes	—	0.2
Current portion of long-term debt	141.2	41.2
Total current liabilities	961.8	749.4
Non-current liabilities
Long-term debt, less current portion	3,159.1	1,927.8
Non-current deferred income taxes	846.2	127.8
Other non-current liabilities	244.5	213.2
Total non-current liabilities	4,249.8	2,268.8
Shareholders' Equity
Controlling interest:
Preferred shares, $0.0001 par value, 10 million shares authorized	—	—
Ordinary shares, €0.001 par value, 10 billion shares authorized	6,662.6	538.5
Accumulated other comprehensive income	114.6	77.0
Retained earnings	1,723.3	1,715.9
	8,500.5	2,331.4
Noncontrolling interest	0.7	1.2
Total shareholders' equity	8,501.2	2,332.6
	$ 13,712.8	$ 5,350.8

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	133.7	94.1

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended
	December 28, 2013	June 29, 2013
Cash Flows From (For) Operating Activities
Net income	$ 25.3	$ 211.5
Adjustments to derive cash flows
Loss on extinguishment of debt	165.8	—
Write-off of IPR&D	6.0	—
Non-cash restructuring charges	14.3	—
Loss on sale of investment	—	3.0
Depreciation and amortization	110.4	69.9
Share-based compensation	13.6	9.4
Income tax benefit from exercise of stock options	0.3	1.1
Excess tax benefit of stock transactions	(6.9)	(15.6)
Deferred income taxes	(5.4)	1.0
Subtotal	323.4	280.3

Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(65.1)	16.2
Inventories	10.5	(45.0)
Accounts payable	(70.8)	(18.1)
Payroll and related taxes	13.7	(20.0)
Accrued customer programs	72.8	6.6
Accrued liabilities	2.0	(7.1)
Accrued income taxes	(50.4)	12.8
Other	(15.8)	3.9
Subtotal	(103.1)	(50.7)
Net cash from operating activities	220.3	229.6

Cash Flows (For) From Investing Activities
Acquisitions of businesses, net of cash acquired	(1,527.9)	(326.9)
Proceeds from sales of property and equipment	6.2	—
Additions to property and equipment	(77.8)	(39.3)
Net cash for investing activities	(1,599.5)	(366.2)

Cash Flows (For) From Financing Activities
Purchase of noncontrolling interest	(7.2)	—
Borrowings (repayments) of short-term debt, net	(5.0)	2.6
Premium on early retirement of debt	(133.5)	—
Net proceeds from debt issuances	3,293.6	40.6
Repayments of long-term debt	(1,965.0)	(40.0)
Deferred financing fees	(48.8)	(0.6)
Excess tax benefit of stock transactions	6.9	15.7
Issuance of common stock	6.7	7.6
Repurchase of common stock	(7.3)	(12.2)
Cash dividends	(18.0)	(16.0)
Net cash from (for) financing activities	1,122.4	(2.3)
Effect of exchange rate changes on cash	(2.0)	(4.1)
Net decrease in cash and cash equivalents	(258.8)	(143.0)
Cash and cash equivalents, beginning of period	779.9	602.5
Cash and cash equivalents, end of period	$ 521.1	$ 459.5

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the period for:
Interest paid	$ 49.1	$ 29.2
Interest received	$ 1.6	$ 2.7
Income taxes paid	$ 73.9	$ 67.9
Income taxes refunded	$ 3.6	$ 1.2

Table I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	December 28, 2013				December 29, 2012				% Change
	GAAP	Non-GAAP Adjustments*		As Adjusted*	GAAP	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 979.0	$ —		$ 979.0	$ 883.0	$ —		$ 883.0	11%	11%
Cost of sales	618.3	37.5	(a)	580.8	575.8	23.3	(a,i)	552.5	7%	5%
Gross profit	360.7	37.5		398.2	307.2	23.3		330.5	17%	20%

Operating expenses
Distribution	14.0	—		14.0	11.7	—		11.7	20%	20%
Research and development	37.5	—		37.5	28.3	—		28.3	32%	32%
Selling	47.3	5.5	(a)	41.8	43.1	5.3	(a)	37.8	10%	11%
Administration	154.4	87.3	(a,b,c,d)	67.1	60.2	2.2	(a,j)	58.0	156%	16%
Write-off of in-process research and development	6.0	6.0	(e)	—	—	—		—	—	—
Restructuring	14.9	14.9	(f)	—	—	—		—	—	—
Total operating expenses	274.1	113.8		160.4	143.3	7.5		135.8	91%	18%

Operating income	86.6	151.3		237.8	163.9	30.8		194.6	-47%	22%
Interest, net	29.7	9.0	(g)	20.7	15.3	—		15.3	94%	35%
Other expense, net	4.1	1.8	(g,h)	2.3	0.1	—		0.1	NM	NM
Loss on sale of investment	—	—		—	3.0	3.0		—	—	—
Loss on extinguishment of debt	165.8	165.8		—	—	—		—	—	—
Income (loss) before income taxes	(113.0)	327.8		214.8	145.5	33.8		179.3	NM	20%
Income tax expense (benefit)	(27.0)	56.5	(o)	29.5	39.5	11.7	(o)	51.2	NM	-42%
Net income (loss)	$ (86.0)	$ 271.3		$ 185.3	$ 106.0	$ 22.1		$ 128.1	NM	45%

Diluted earnings (loss) per share	$ (0.87)			$ 1.87	$ 1.12			$ 1.36	NM	38%

Diluted weighted average shares outstanding	98.7			99.2	94.5			94.5

Selected ratios as a percentage of net sales**
Gross profit	36.8%			40.7%	34.8%			37.4%
Operating expenses	28.0%			16.4%	16.2%			15.4%
Operating income	8.8%			24.3%	18.6%			22.0%

	Six Months Ended
Consolidated	December 28, 2013				December 29, 2012				% Change
	GAAP	Non-GAAP Adjustments*		As Adjusted*	GAAP	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 1,912.4	$ —		$ 1,912.4	$ 1,652.7	$ —		$ 1,652.7	16%	16%
Cost of sales	1,195.4	61.0	(a)	1,134.5	1,060.3	36.6	(a,i)	1,023.7	13%	11%
Gross profit	717.0	61.0		777.9	592.4	36.6		629.0	21%	24%

Operating expenses
Distribution	27.2	—		27.2	22.5	—		22.5	21%	21%
Research and development	69.8	—		69.8	55.7	—		55.7	25%	25%
Selling	97.6	11.0	(a)	86.6	80.5	10.3	(a)	70.2	21%	23%
Administration	233.2	102.8	(a,c,d,k,l)	130.4	113.3	4.5	(a,j,m)	108.8	106%	20%
Write-off of IPR&D	6.0	6.0	(e)	—	—	—		—	—	—
Restructuring	17.0	17.0	(n)	—	—	—		—	—	—
Total operating expenses	450.8	136.8		314.0	272.0	14.9		257.2	66%	22%

Operating income	266.2	197.8		464.0	320.4	51.5		371.9	-17%	25%
Interest, net	51.1	10.0	(g)	41.1	31.2	—		31.2	64%	32%
Other expense, net	5.1	3.5	(g,h)	1.6	0.0	—		0.0	NM	NM
Loss on sale of investment	—	—		—	3.0	3.0		—	—	—
Loss on extinguishment of debt	165.8	165.8		—	—	—		—	—	—
Income before income taxes	44.2	377.1		421.3	286.2	54.5		340.7	-85%	24%
Income tax expense	18.9	73.3	(o)	92.1	74.7	18.5	(o)	93.2	-75%	-1%
Net income	$ 25.3	$ 303.8		$ 329.1	$ 211.5	$ 36.0		$ 247.5	-88%	33%

Diluted earnings per share	$ 0.26			$ 3.40	$ 2.24			$ 2.62	-88%	30%

Diluted weighted average shares outstanding	96.9			96.9	94.4			94.4

Selected ratios as a percentage of net sales**
Gross profit	37.5%			40.7%	35.8%			38.1%
Operating expenses	23.6%			16.4%	16.5%			15.6%
Operating income	13.9%			24.3%	19.4%			22.5%

* Amounts may not sum or cross-foot due to rounding
**Ratios as a % to net sales may not calculate due to rounding
NM - Calculations are not meaningful
(a) Acquisition-related amortization
(b) Elan transaction costs of $93.7 million
(c) Escrow settlement of $2.5 million related to the Sergeant's acquisition
(d) Write-off of contingent consideration of $4.9 million related to the Fera acquisition
(e) Write-offs of IPR&D related to the Paddock and Rosemont acquisitions
(f) Restructuring charges related to Elan, Georgia, and Minnesota
(g) Elan transaction costs
(h) Losses on Elan equity method investments of $1.3 million
(i) Inventory step-up charge of $7.7 million
(j) Severance costs of $1.5 million
(k) Elan transaction costs of $105.7 million
(l) Litigation settlement of $2.5 million
(m) Acquisition costs of $1.9 million
(n) Restructuring charges related to Elan, Georgia, Minnesota and Velcera
(o) Total tax effect for non-GAAP pre-tax adjustments

Table II
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

Three Months Ended
Consumer Healthcare	December 28, 2013				December 29, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 536.3	$ —		$ 536.3	$ 539.3	$ —		$ 539.3	-1%	-1%
Cost of sales	364.6	3.4	(a)	361.2	377.0	10.9	(a,d)	366.1	-3%	-1%
Gross profit	171.7	3.4		175.1	162.3	10.9		173.2	6%	1%
Operating expenses	82.2	0.6	(a,b,c)	81.6	76.2	1.6	(a)	74.5	8%	9%
Operating income	$ 89.5	$ 4.0		$ 93.5	$ 86.1	$ 12.6		$ 98.6	4%	-5%

Selected ratios as a percentage of net sales**
Gross profit	32.0%			32.7%	30.1%			32.1%
Operating expenses	15.3%			15.2%	14.1%			13.8%
Operating income	16.7%			17.4%	16.0%			18.3%

Six Months Ended
Consumer Healthcare	December 28, 2013				December 29, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 1,074.8	$ —		$ 1,074.8	$ 989.7	$ —		$ 989.7	9%	9%
Cost of sales	726.1	6.8	(a)	719.3	681.6	11.9	(a,d)	669.7	7%	7%
Gross profit	348.7	6.8		355.5	308.1	11.9		320.0	13%	11%
Operating expenses	169.2	3.3	(a,b,c,e)	165.9	142.7	2.9	(a)	139.8	19%	19%
Operating income	$ 179.5	$ 10.0		$ 189.5	$ 165.4	$ 14.8		$ 180.2	9%	5%

Selected ratios as a percentage of net sales**
Gross profit	32.4%			33.1%	31.1%			32.3%
Operating expenses	15.7%			15.4%	14.4%			14.1%
Operating income	16.7%			17.6%	16.7%			18.2%

Three Months Ended
Nutritionals	December 28, 2013				December 29, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 139.7	$ —		$ 139.7	$ 121.9	$ —		$ 121.9	15%	15%
Cost of sales	101.0	3.1	(a)	97.9	91.8	3.0	(a)	88.7	10%	10%
Gross profit	38.7	3.1		41.8	30.1	3.0		33.2	29%	26%
Operating expenses	25.4	4.3	(a)	21.1	23.0	4.3	(a)	18.7	10%	13%
Operating income	$ 13.3	$ 7.3		$ 20.7	$ 7.2	$ 7.3		$ 14.5	86%	43%

Selected ratios as a percentage of net sales**
Gross profit	27.7%			29.9%	24.7%			27.2%
Operating expenses	18.2%			15.1%	18.8%			15.4%
Operating income	9.6%			14.8%	5.9%			11.9%

Six Months Ended
Nutritionals	December 28, 2013				December 29, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 268.7	$ —		$ 268.7	$ 225.3	$ —		$ 225.3	19%	19%
Cost of sales	199.2	6.1	(a)	193.0	169.4	6.1	(a)	163.3	18%	18%
Gross profit	69.6	6.1		75.7	56.0	6.1		62.1	24%	22%
Operating expenses	48.5	8.6	(a)	40.0	44.9	8.5	(a)	36.4	8%	10%
Operating income	$ 21.0	$ 14.7		$ 35.8	$ 11.0	$ 14.6		$ 25.6	90%	39%

Selected ratios as a percentage of net sales**
Gross profit	25.9%			28.2%	24.8%			27.5%
Operating expenses	18.1%			14.9%	19.9%			16.2%
Operating income	7.8%			13.3%	4.9%			11.4%

* Amounts may not sum or cross-foot due to rounding
**Ratios as a % to net sales may not calculate due to rounding
(1) Only includes activity from December 18, 2013 to December 28, 2013
(a) Acquisition-related amortization
(b) Escrow settlement of $2.5 million related to the Sergeant's acquisition
(c) Restructuring charges of $0.5 million related to Georgia
(d) Inventory step-up charge of $7.7 million
(e) Restructuring charges of $0.7 million related to Velcera
(f) Write-offs of IPR&D of $4.0 million and $2.0 million related to the Paddock and Rosemont acquisitions, respectively
(g) Write-off of contingent consideration of $4.9 million related to the Fera acquisition
(h) Restructuring charges of $0.2 million related to Minnesota
(i) Severance costs of $1.5 million
(j) Litigation settlement of $2.5 million
(k) Restructuring charges of $1.5 million related to Minnesota
(l) Restructuring charges of $14.3 million related to Elan and $0.3 million of other integration-related charges

Table II (Continued)
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

Three Months Ended
Rx Pharmaceuticals	December 28, 2013				December 29, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 246.6	$ —		$ 246.6	$ 162.5	$ —		$ 162.5	52%	52%
Cost of sales	117.8	21.4	(a)	96.4	76.5	8.5	(a)	68.0	54%	42%
Gross profit	128.8	21.4		150.2	86.0	8.5		94.5	50%	59%
Operating expenses	28.4	1.3	(a,f,g,h)	27.1	22.0	1.5	(i)	20.5	29%	33%
Operating income	$ 100.4	$ 22.7		$ 123.1	$ 64.1	$ 10.0		$ 74.0	57%	66%

Selected ratios as a percentage of net sales**
Gross profit	52.2%			60.9%	52.9%			58.1%
Operating expenses	11.5%			11.0%	13.5%			12.6%
Operating income	40.7%			49.9%	39.4%			45.6%

Six Months Ended
Rx Pharmaceuticals	December 28, 2013				December 29, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 450.2	$ —		$ 450.2	$ 325.5	$ —		$ 325.5	38%	38%
Cost of sales	208.9	37.4	(a)	171.5	152.8	16.9	(a)	135.9	37%	26%
Gross profit	241.3	37.4		278.8	172.7	16.9		189.6	40%	47%
Operating expenses	57.8	5.3	(a,f,g,h,j,k)	52.5	40.2	1.5	(i)	38.6	44%	36%
Operating income	$ 183.5	$ 42.7		$ 226.2	$ 132.6	$ 18.4		$ 150.9	38%	50%

Selected ratios as a percentage of net sales**
Gross profit	53.6%			61.9%	53.1%			58.2%
Operating expenses	12.8%			11.7%	12.3%			11.9%
Operating income	40.8%			50.2%	40.7%			46.4%

Three Months Ended
API	December 28, 2013				December 29, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 30.0	$ —		$ 30.0	$ 40.9	$ —		$ 40.9	-27%	-27%
Cost of sales	13.5	0.5	(a)	12.9	18.0	0.5	(a)	17.5	-25%	-26%
Gross profit	16.5	0.5		17.1	22.9	0.5		23.4	-28%	-27%
Operating expenses	8.3	—		8.3	9.1	—		9.1	-8%	-8%
Operating income	$ 8.2	$ 0.5		$ 8.7	$ 13.8	$ 0.5		$ 14.3	-41%	-39%

Selected ratios as a percentage of net sales**
Gross profit	55.2%			56.9%	56.0%			57.2%
Operating expenses	27.8%			27.8%	22.2%			22.2%
Operating income	27.4%			29.1%	33.8%			35.0%

Six Months Ended
API	December 28, 2013				December 29, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 73.2	$ —		$ 73.2	$ 77.3	$ —		$ 77.3	-5%	-5%
Cost of sales	26.8	1.0	(a)	25.7	33.0	0.9	(a)	32.1	-19%	-20%
Gross profit	46.4	1.0		47.4	44.2	0.9		45.2	5%	5%
Operating expenses	15.7	—		15.7	17.1	—		17.1	-8%	-8%
Operating income	$ 30.6	$ 1.0		$ 31.7	$ 27.1	$ 0.9		$ 28.1	13%	13%

Selected ratios as a percentage of net sales**
Gross profit	63.4%			64.8%	57.3%			58.5%
Operating expenses	21.5%			21.5%	22.1%			22.1%
Operating income	41.9%			43.3%	35.1%			36.3%

* Amounts may not sum or cross-foot due to rounding
**Ratios as a % to net sales may not calculate due to rounding
(1) Only includes activity from December 18, 2013 to December 28, 2013
(a) Acquisition-related amortization
(b) Escrow settlement of $2.5 million related to the Sergeant's acquisition
(c) Restructuring charges of $0.5 million related to Georgia
(d) Inventory step-up charge of $7.7 million
(e) Restructuring charges of $0.7 million related to Velcera
(f) Write-offs of IPR&D of $4.0 million and $2.0 million related to the Paddock and Rosemont acquisitions, respectively
(g) Write-off of contingent consideration of $4.9 million related to the Fera acquisition
(h) Restructuring charges of $0.2 million related to Minnesota
(i) Severance costs of $1.5 million
(j) Litigation settlement of $2.5 million
(k) Restructuring charges of $1.5 million related to Minnesota
(l) Restructuring charges of $14.3 million related to Elan and $0.3 million of other integration-related charges

Table II (Continued)
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three and Six Months Ended (1)
Specialty Sciences	December 28, 2013
	GAAP*	Non-GAAP Adjustments*		As Adjusted*
Net sales	$ 7.4	$ —		$ 7.4
Cost of sales	8.7	8.7	(a)	—
Gross profit	(1.3)	8.7		7.4
Operating expenses	17.7	14.6	(l)	3.1
Operating income (loss)	$ (19.0)	$ 23.2		$ 4.3

Selected ratios as a percentage of net sales**
Gross profit	(17.1)%			100.0%
Operating expenses	239.1%			42.4%
Operating income (loss)	(256.2)%			57.6%

	Three Months Ended
Other	December 28, 2013				December 29, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 19.0	$ —		$ 19.0	$ 18.4	$ —		$ 18.4	4%	3%
Cost of sales	12.9	0.4	(a)	12.4	12.5	0.4	(a)	12.1	3%	2%
Gross profit	6.1	0.4		6.6	5.8	0.4		6.2	5%	6%
Operating expenses	5.5	—		5.5	5.2	—		5.2	7%	7%
Operating income	$ 0.6	$ 0.4		$ 1.1	$ 0.7	$ 0.4		$ 1.1	-8%	-1%

Selected ratios as a percentage of net sales**
Gross profit	32.3%			34.6%	31.9%			33.9%
Operating expenses	29.1%			29.1%	28.3%			28.1%
Operating income	3.2%			5.6%	3.6%			5.8%

	Six Months Ended
Other	December 28, 2013				December 29, 2012				% Change
	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$ 38.1	$ —		$ 38.1	$ 34.9	$ —		$ 34.9	9%	9%
Cost of sales	25.8	0.9	(a)	24.9	23.5	0.8	(a)	22.7	10%	10%
Gross profit	12.3	0.9		13.2	11.4	0.8		12.2	8%	8%
Operating expenses	10.5	—		10.5	10.3	—		10.3	2%	2%
Operating income	$ 1.8	$ 0.9		$ 2.7	$ 1.1	$ 0.8		$ 1.9	65%	42%

Selected ratios as a percentage of net sales**
Gross profit	32.3%			34.7%	32.6%			34.9%
Operating expenses	27.6%			27.6%	29.5%			29.5%
Operating income	4.7%			7.0%	3.1%			5.4%

* Amounts may not sum or cross-foot due to rounding
**Ratios as a % to net sales may not calculate due to rounding
(1) Only includes activity from December 18, 2013 to December 28, 2013
(a) Acquisition-related amortization
(b) Escrow settlement of $2.5 million related to the Sergeant's acquisition
(c) Restructuring charges of $0.5 million related to Georgia
(d) Inventory step-up charge of $7.7 million
(e) Restructuring charges of $0.7 million related to Velcera
(f) Write-offs of IPR&D of $4.0 million and $2.0 million related to the Paddock and Rosemont acquisitions, respectively
(g) Write-off of contingent consideration of $4.9 million related to the Fera acquisition
(h) Restructuring charges of $0.2 million related to Minnesota
(i) Severance costs of $1.5 million
(j) Litigation settlement of $2.5 million
(k) Restructuring charges of $1.5 million related to Minnesota
(l) Restructuring charges of $14.3 million related to Elan and $0.3 million of other integration-related charges

RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Full Year
Fiscal 2014 Guidance
FY14 reported diluted EPS range	$2.45 - $2.70
Charges associated with acquisition and other integration-related costs	2.06
Acquisition-related amortization(1)	1.73
Charges associated with restructuring	0.20
Charges associated with write-offs of in-process R&D	0.03
Charge associated with litigation settlement	0.01
Losses on Elan equity method investments	0.01
Earnings associated with write-off of contingent consideration	(0.03)
Earnings associated with escrow settlement	(0.01)
FY14 adjusted diluted EPS range	$6.45 - $6.70

Fiscal 2013
FY13 reported diluted EPS	$4.68
Acquisition-related amortization(1)	0.668
Charges associated with inventory step-ups	0.077
Charges associated with acquisition, severance and other integration-related costs	0.061
Charge associated with write-off of in-process R&D	0.059
Losses on sales of investments	0.047
Charge associated with restructuring	0.018
FY13 adjusted diluted EPS	$5.61

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions.

CONTACT: Arthur J. Shannon, Vice President, Investor Relations and Global Communications, (269) 686-1709, E-mail: ajshannon@perrigo.com or Bradley Joseph, Director, Investor Relations and Global Communications, (269) 686-3373, E-mail: bradley.joseph@perrigo.com